Exhibit 99.1

LRR Energy, L.P. Announces Closing of Acquisition of Oil and Gas Properties from Lime Rock Resources and Updated 2012 Guidance

HOUSTON, TX, June 4, 2012 — LRR Energy, L.P. (NYSE: LRE) (“LRE” or “LRR Energy”) announced today that on June 1, 2012 it closed its previously announced acquisition from its sponsor, Lime Rock Resources.  LRE acquired predominantly mature, oil weighted properties in the Permian Basin region of New Mexico and onshore Gulf Coast region of Texas for a purchase price of $67.0 million subject to customary purchase price adjustments.

After its semi-annual redetermination and in conjunction with the closing on June 1 2012, LRE’s borrowing base under its credit facility was redetermined at $240.0 million, which we believe provides ample financial flexibility to execute our capital program and distribution strategy.  Based on adjustments from the effective date, LRE closed the acquisition with $65.1 million and currently has approximately $222.8 million of debt outstanding under its credit facility.

Additionally, LRR Energy announced the following revised guidance for full year 2012:

•                 Production to average 5,900 — 6,300 Boe per day

•                 LOE on a Boe of production basis to average $9.25 — $9.75

•                 LRR Energy expects to spend approximately $25.7 million of total capital expenditures on the development of its oil and natural gas properties in 2012, including approximately $19.8 million of maintenance capital expenditures. Maintenance capital expenditures represent our estimate of the amount of capital required on average per year to maintain our production over the long term. We expect to spend the remaining $5.9 million of estimated expenditures primarily on cost cutting projects. On a go forward basis, we expect annual maintenance capital expenditures to be $21.0 million.

The revised 2012 guidance set forth above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While LRR Energy believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate, as set forth under “Forward-Looking Statements.”

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events. Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and  other similar words.  Forward-looking statements in this press release relate to, among other things, LRR Energy’s expectations regarding future results, production volumes, lease operating expenses and capital expenditures. Actual results and future events could differ materially from those anticipated or implied in such statements. Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011 and LRR Energy’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release. LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

INVESTOR CONTACTS:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com